Exhibit 99.1


                            EXPLANATION OF FOOTNOTES
                            ------------------------


(1) The options and restricted stock awards being reported on this Form 4 were granted pursuant to SEACOR SMIT Inc.'s 2003 Share Incentive Plan.


(2) 1,500 of the options will vest on January 15, 2004; 1,500 of the options will vest on January 15, 2005; 1,500 of the options will vest on January 15, 2006; 1,500 of the options will vest on January 15, 2007; and 1,500 of the options will vest on January 15, 2008.